UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

ZIMVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41242	87-2007795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10225 Westmoor Drive

Westminster, Colorado 80021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 443-7500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZIMV	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreements with Zimmer Biomet Holdings, Inc.

On March 1, 2022 (the “Distribution Date”), Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”) completed the previously announced separation (the “Separation”) of its spine and dental businesses through the distribution by Zimmer Biomet of 80.3% of the outstanding shares of common stock of ZimVie Inc. (the “Company” or “ZimVie”) to Zimmer Biomet stockholders at the close of business on February 15, 2022 (the “Record Date”). The distribution was made in the amount of one share of Company common stock for every ten shares of Zimmer Biomet common stock (the “Distribution”) owned by Zimmer Biomet stockholders at the close of business on the Record Date.

On March 1, 2022, the Company entered into definitive agreements with Zimmer Biomet and its subsidiaries that, among other things, set forth the terms and conditions of the Separation and the Distribution. The agreements, which set forth the principles and actions taken or to be taken in connection with the Separation and the Distribution and provide a framework for Zimmer Biomet’s relationship with the Company from and after the Separation and the Distribution, include a Separation and Distribution Agreement (the “Separation Agreement”), a Tax Matters Agreement (the “Tax Matters Agreement”), an Employee Matters Agreement (the “Employee Matters Agreement”), a Transition Services Agreement (the “Transition Services Agreement”), an Intellectual Property Matters Agreement (the “Intellectual Property Matters Agreement”), a Stockholder and Registration Rights Agreement (the “Stockholder and Registration Rights Agreement”), a Transition Manufacturing and Supply Agreement (the “Transition Manufacturing and Supply Agreement”), a Reverse Transition Manufacturing and Supply Agreement (the “Reverse Transition Manufacturing and Supply Agreement”) and a Transitional Trademark License Agreement (the “Transitional Trademark License Agreement”), each dated as of March 1, 2022. Additionally, the Company previously entered into a Credit Agreement, dated as of December 17, 2021 (the “Credit Agreement”), with JP Morgan Chase Bank, N.A., as administrative agent and syndication agent, and the lenders and issuing banks named therein.

The descriptions included below of the Separation Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Transition Services Agreement, the Intellectual Property Matters Agreement, the Stockholder and Registration Rights Agreement, the Transition Manufacturing and Supply Agreement, the Reverse Transition Manufacturing and Supply Agreement, the Transitional Trademark License Agreement and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are included as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Separation and Distribution Agreement

The Separation Agreement sets forth the Company’s agreements with Zimmer Biomet regarding the principal actions to be taken in connection with the Separation and the Distribution. It also sets forth other agreements that govern aspects of the Company’s relationship with Zimmer Biomet following the Separation and the Distribution. The Separation Agreement provides for, among other things, (i) the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of the Company and Zimmer Biomet as part of the Separation, (ii) cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the ZimVie businesses with the Company and financial responsibility for the obligations and liabilities of Zimmer Biomet’s remaining businesses with Zimmer Biomet, (iii) procedures with respect to claims subject to indemnification and related matters and governing the Company’s and Zimmer Biomet’s obligations and allocations of liabilities with respect to ongoing litigation matters and (iv) the allocation between the Company and Zimmer Biomet of rights and obligations under existing insurance policies with respect to occurrences prior to completion of the Distribution.

The Separation Agreement also provides that, in order to obtain certain requisite governmental approvals, or for other business reasons, following the Distribution Date, Zimmer Biomet and certain of its affiliates will continue to operate certain activities relating to the ZimVie businesses in certain jurisdictions until the requisite approvals have been received or the occurrence of all other actions permitting the legal transfer of such activities, and the Company will receive, to the greatest extent possible, all of the economic benefits and burdens of such activities.

Transition Services Agreement

Pursuant to the Transition Services Agreement, the Company and Zimmer Biomet will provide certain services to one another, on an interim, transitional basis following the Separation and the Distribution. The services to be provided will include certain regulatory services, commercial services, operational services, tax services, clinical affairs services, information technology services, finance and accounting services and human resource and employee benefits services. The agreed-upon charges for such services are generally intended to allow the providing company to recover all costs and expenses of providing such services. The Transition Services Agreement terminates on the expiration of the term of the last service provided thereunder, which will generally be no later than March 31, 2025. Subject to certain exceptions in the case of willful misconduct or fraud, the liability of each of Zimmer Biomet and the Company under the Transition Services Agreement for the services it provides will be limited to the aggregate service fees paid to it in the immediately preceding one-year period.

Tax Matters Agreement

The Tax Matters Agreement governs the respective rights, responsibilities and obligations of the Company and Zimmer Biomet after the Distribution with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, tax elections, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters.

The Tax Matters Agreement also imposes certain restrictions on the Company and its subsidiaries (including, among others, restrictions on share issuances, business combinations, sales of assets and similar transactions) designed to preserve the tax-free status of the Distribution and certain related transactions. The Tax Matters Agreement provides special rules that allocate tax liabilities in the event the Distribution, together with certain related transactions, does not qualify as tax-free. In general, under the Tax Matters Agreement, each party is expected to be responsible for any taxes imposed on Zimmer Biomet or the Company, as the case may be, that arise from the failure of the Distribution, together with certain related transactions, to qualify as a transaction that is generally tax-free under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Code, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement. However, if such failure was the result of any acquisition of the Company’s shares or assets, or of any of the Company’s representations, statements or undertakings being incorrect, incomplete or breached, the Company generally will be responsible for all taxes imposed as a result of such acquisition or breach.

Employee Matters Agreement

The Employee Matters Agreement allocates liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The Employee Matters Agreement governs certain compensation and employee benefits obligations with respect to the current and former employees and non-employee directors of each party. The Employee Matters Agreement provides that, except as otherwise specified, Zimmer Biomet is generally responsible for liabilities associated with employees who will remain employed by Zimmer Biomet and former employees whose last employment was with Zimmer Biomet’s businesses, and the Company is generally responsible for liabilities associated with employees who are or will be employed by the Company and former employees whose last employment was with the ZimVie businesses. The Employee Matters Agreement provides for the conversion of the outstanding awards granted under Zimmer Biomet’s equity compensation programs into adjusted awards relating to shares of Zimmer Biomet and/or Company common stock in a manner intended to preserve the aggregate intrinsic value of the original awards. The adjusted awards are subject to substantially the same terms, vesting conditions, post-termination exercise rules and other restrictions that applied to the original Zimmer Biomet awards immediately before the Separation.

Intellectual Property Matters Agreement

Pursuant to the Intellectual Property Matters Agreement, Zimmer Biomet grants to the Company a non-exclusive, perpetual, royalty-free, fully paid-up, irrevocable, non-sublicensable license to use certain intellectual property rights retained by Zimmer Biomet, except that the Company will be permitted to sublicense the Company’s rights in connection with activities relating to the ZimVie businesses but not for independent use by third parties. The Company also grants back to Zimmer Biomet a non-exclusive, perpetual, royalty-free, fully paid-up, irrevocable, non-sublicensable license to continue to use all intellectual property rights owned by or transferred to the Company, except that Zimmer Biomet will be permitted to sublicense its rights in connection with activities relating to Zimmer Biomet’s and its affiliates’ retained businesses but not for independent use by third parties.

Transitional Trademark License Agreement

Pursuant to the Transitional Trademark License Agreement, Zimmer Biomet grants to the Company a non-exclusive, royalty-free, non-transferable, non-assignable, and worldwide license to use certain Zimmer Biomet trademarks, corporate names and domain names for a transitional period following the Distribution. The license will allow the Company to continue using certain of Zimmer Biomet’s trademarks in order to provide sufficient time for the Company to rebrand or phase out its use of the licensed marks. Zimmer Biomet will also redirect certain licensed domain names to new domain names provided by the Company for a specific period of time. The Company agreed to use commercially reasonable efforts to remove and cease using Zimmer Biomet’s trademarks on any promotional or other publicly available materials, and will generally discontinue such use as soon as reasonably practicable.

Transition Manufacturing and Supply Agreement and Reverse Transition Manufacturing and Supply Agreement

Pursuant to the Transition Manufacturing and Supply Agreement and the Reverse Transition Manufacturing and Supply Agreement, the Company or Zimmer Inc., a wholly-owned subsidiary of Zimmer Biomet (“ZINC”), as the case may be, will manufacture or cause to be manufactured certain products for the other party, on an interim, transitional basis. Pursuant to such agreements, the Company or ZINC, as the case may be, will be required to purchase certain minimum amounts of products from the other party. The Transition Manufacturing and Supply Agreement and the Reverse Transition Manufacturing and Supply Agreement will terminate on the expiration of the term of the last product manufactured by the Company or ZINC, as the case may be, pursuant to such agreements, which will generally be no later than March 1, 2027.

Stockholder and Registration Rights Agreement

Pursuant to the Stockholder and Registration Rights Agreement, upon the request of Zimmer Biomet, the Company will use reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of Company common stock retained by Zimmer Biomet. In addition, Zimmer Biomet agrees to vote any shares of Company common stock that it retains after the Separation and the Distribution in proportion to the votes cast by the Company’s other stockholders. In connection with such agreement, Zimmer Biomet will grant the Company a proxy to vote the shares of Company common stock retained by Zimmer Biomet in such proportion. Such proxy will be automatically revoked as to any particular share upon any sale or transfer of such share from Zimmer Biomet to a person other than Zimmer Biomet, and neither the voting agreement nor proxy will limit or prohibit any such sale or transfer.

Credit Agreement

The Company’s Credit Agreement provides for revolving loans of up to $175 million (the “Revolver”) and term loan borrowings of up to $595 million. On February 28, 2022, the Company borrowed the entire $595 million of available term loan borrowings (the “Original Term Loan Borrowing”) and has repaid $34 million of the Original Term Loan Borrowing on the Distribution Date, with the repayment applying ratably to the entire schedule of amortization payments (including the payment due on the maturity date of the Original Term Loan Borrowing) (the $561 million of term borrowings following such repayment being referred to as the “Term Loan” and, together with the Revolver, the “Credit Facility”).

The Credit Facility has an initial term of five years after the date on which funds are initially advanced. Subject to reduction as a result of the $34 million prepayment of the Original Term Loan Borrowing on the Distribution Date, the Term Loan will amortize in equal quarterly installments in an aggregate amount equal to (i) 2.5% per annum of the original principal amount of the Original Term Loan Borrowing for the first two years of the facility, (ii) 5.0% per annum of the original principal amount of the Original Term Loan Borrowing for the following year of the facility and (iii) 10.0% per annum of the original principal amount of the Original Term Loan Borrowing for the last two years of the facility, commencing at the end of the fiscal quarter ending June 30, 2022, with the unpaid balance due in full on the maturity date. The Company is permitted to voluntarily prepay the loans under the Credit Facility at any time without premium or penalty, other than breakage fees. The Company may request, subject to obtaining commitments from any participating lenders and certain other conditions, incremental commitments to increase the amount of the Revolver or the Term Loan available under the Credit Facility in an aggregate principal amount equal to $70.0 million, plus additional amounts, subject to the terms and conditions of the Credit Facility.

Borrowings under the Revolver and the Term Loan will bear interest, in the case of each term benchmark borrowing, at the adjusted term secured overnight financing rate (“SOFR”) for the interest period in effect for such borrowing, plus an applicable margin, which will range from 1.50% to 1.75%, based on the Company’s consolidated total net leverage ratio. Borrowings under the Credit Facility that are not term benchmark borrowings will bear interest at a per annum rate equal to (a) the greatest of (i) the prime rate in effect on such day, (ii) the Federal Reserve Bank of New York rate in effect on such day plus 1⁄2 of 1% and (iii) the adjusted term SOFR for a one month interest period as published two U.S. government securities business days prior to such day (or if such day is not a business day, the immediately preceding business day) plus 1%, plus (b) an applicable margin, which may range from 0.50% to 0.75%, based on the Company’s consolidated total net leverage ratio. As of March 1, 2022, the applicable margin was 1.75% for term benchmark borrowings and 0.75% for non-term benchmark borrowings. Commitments under the Revolver will be subject to a commitment fee on the unused portion of the Revolver of 25 basis points.

The Credit Facility contains various covenants that restrict the ability of the Company and its subsidiaries to take certain actions, including incurrence of indebtedness, creation of liens, mergers or consolidations, dispositions of assets, making certain investments, prepayments or redemptions of subordinated debt, or making certain restricted payments. In addition, the Credit Facility contains financial covenants that require the Company to maintain at the end of any of its fiscal quarters commencing with the fiscal quarter ending June 30, 2022, a maximum consolidated total net leverage ratio of 6.00 to 1.00. The Credit Facility also contains various customary events of default, including payment defaults, defaults under certain other indebtedness, and a change of control of the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

At 12:01 a.m., Eastern Time, on the Distribution Date (the “Effective Time”), Zimmer Biomet effected the Distribution. The Distribution was made in the amount of one share of Company common stock for every ten shares of Zimmer Biomet common stock owned by Zimmer Biomet stockholders at the close of business on the Record Date. Fractional shares of Company common stock were not delivered in the Distribution. Any fractional share of Company common stock otherwise issuable to a Zimmer Biomet stockholder will be sold in the open market, and such stockholder will receive a cash payment for the fractional share based on the stockholder’s pro rata portion of the net cash proceeds from sales of all fractional shares. As a result of the completion of the Distribution, the Company is now an independent public company trading under the symbol “ZIMV” on the Nasdaq Stock Market. Zimmer Biomet retained 19.7% of the outstanding shares of Company common stock.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the subheading “Credit Agreement” under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K regarding the Amended and Restated Certificate of Incorporation is incorporated by reference in this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective as of the Effective Time, Vinit Asar, Sally Crawford, Richard Kuntz, M.D. and Karen Matusinec were appointed to the Board of Directors of the Company (the “Board”). Vafa Jamali and David King, who were previously appointed to the Board, continue to serve as directors of the Company.

The Board is comprised of three classes, as follows:

•	Class I: Vinit Asar and Richard Kuntz, M.D. are Class I directors, whose terms expire at the first annual meeting of the Company’s stockholders following the Distribution;

•	Class II: Sally Crawford and Karen Matusinec are Class II directors, whose terms expire at the second annual meeting of the Company’s stockholders following the Distribution; and

•	Class III: Vafa Jamali and David King are Class III directors, whose terms expire at the third annual meeting of the Company’s stockholders following the Distribution.

In connection with their joining the Board, Mr. Asar, Ms. Crawford, Dr. Kuntz and Ms. Matusinec were appointed to the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Quality, Regulatory and Technology Committee of the Board (the “Board Committees”), effective as of the Effective Time. The current composition of each of the Board Committees is as follows:

•	The Audit Committee consists of Vinit Asar, Sally Crawford, David King, Richard Kuntz, M.D. and Karen Matusinec, with Karen Matusinec serving as the Chairperson.

•	The Compensation Committee consists of Vinit Asar, Sally Crawford, David King, Richard Kuntz, M.D. and Karen Matusinec, with Sally Crawford serving as the Chairperson.

•	The Corporate Governance Committee consists of Vinit Asar, Sally Crawford, David King, Richard Kuntz, M.D. and Karen Matusinec, with David King serving as the Chairperson.

•	The Quality, Regulatory and Technology Committee consists of Vinit Asar, Sally Crawford, David King, Richard Kuntz, M.D. and Karen Matusinec, with Vinit Asar serving as the Chairperson.

Except for the biographical information set forth below for Dr. Kuntz, biographical information for the Company’s directors can be found in the information statement which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 22, 2022 (the “Information Statement”) under the section entitled “Board of Directors and Corporate Governance”. Information regarding the compensation of the Company’s directors and the Company’s director compensation plans can be found in the Information Statement under the section entitled “Director Compensation.” Such information is incorporated by reference in this Item 5.02. There are no arrangements or understandings between any of the directors named above and any other person pursuant to which such director was appointed to the Board.

There are no relationships between the directors named above and Zimmer Biomet that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Richard Kuntz, M.D., M.Sc., has served as Senior Vice President, Chief Medical and Scientific Officer of Medtronic plc (NYSE: MDT) since 2009. In that role, Dr. Kuntz is responsible for medical affairs, health policy and reimbursement, clinical research activities, and corporate technology. Prior to that, he served as Senior Vice President and President, Neuromodulation of Medtronic from October 2005 to August 2009. Before joining Medtronic, Dr. Kunz was an interventional cardiologist and Chief of the Division of Clinical Biometrics at Brigham and Women’s Hospital and Associate Professor of Medicine and Chief Scientific Officer of the Harvard Clinical Research Institute. Dr. Kuntz served as a member of the Board of Governors of PCORI (Patient-Centered Outcomes Research Institute) from 2010 to 2018. Dr. Kuntz graduated from Miami University, and received his medical degree from Case Western Reserve University School of Medicine. He completed his residency and chief residency in internal medicine at the University of Texas Southwestern Medical School, and then completed fellowships in cardiovascular diseases and interventional cardiology at the Beth Israel Hospital and Harvard Medical School, Boston. Dr. Kuntz received his Master’s of Science in biostatistics from the Harvard School of Public Health. Dr. Kunz will bring to the board expertise in medicine and medical devices, including clinical trials, biostatistics and evidence development, as well as executive leadership, business development and mergers and acquisitions experience.

Appointment of Executive Officers

Prior to the Effective Time, the following individuals were appointed to the positions below and continue to serve in such positions after the Distribution:

Vafa Jamali	President and Chief Executive Officer
Richard Heppenstall	Executive Vice President, Chief Financial Officer and Treasurer
Rebecca Whitney	Senior Vice President and President, Global Spine
Indraneel Kanaglekar	Senior Vice President and President, Global Dental
David Harmon	Senior Vice President, Chief Human Resources Officer
Heather Kidwell	Senior Vice President, Chief Legal and Compliance Officer and Corporate Secretary

Biographical information about and compensation information for each of the executive officers can be found in the Information Statement under the sections entitled “Management”, “Executive Compensation” and “The Separation and Distribution—Treatment of Equity-Based Compensation”. Such information is incorporated by reference in this Item 5.02.

Adoption of Equity Incentive Plans

As of March 1, 2022, the following equity compensation plans became effective:

•	ZimVie Inc. 2022 Stock Incentive Plan (the “Stock Incentive Plan”)

•	ZimVie Inc. Stock Plan for Non-Employee Directors (the “Non-Employee Directors’ Stock Plan”)

•

ZimVie Inc. Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan” and, together with the Stock Incentive Plan and the Non-Employee Directors’ Stock Plan, collectively, the “Plans”)

The descriptions included below of the Stock Incentive Plan, the Non-Employee Directors’ Stock Plan and the Deferred Compensation Plan do not purport to be complete and are qualified in their entirety by reference to the full text of such Plans, which are included as Exhibits 10.10, 10.11 and 10.12, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Stock Incentive Plan

The purpose of the Stock Incentive Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Company’s employees and other service providers to those of the Company stockholders and by providing individuals who provide services to the Company with long-term incentives for outstanding performance. The plan provides for awards of options, stock appreciation rights, performance shares, performance units, restricted stock, and/or restricted stock units (“RSUs”). The maximum aggregate number of shares of Company common stock that may be issued under the Stock Incentive Plan will not exceed 3,000,000, excluding shares subject to issuance pursuant to awards of Zimmer Biomet stock options, RSUs or performance restricted stock units (“PRSUs”) that will be converted to Company stock options, RSUs or PRSUs in connection with the Separation, which will be issued under the Stock Incentive Plan but will not be counted against the foregoing limitation. In addition, the Stock Incentive Plan will contain a limit on the number of shares of Company common stock available for grant in the form of incentive stock options of 1,000,000 shares. Additional information regarding the Stock Incentive Plan can be found in the Information Statement under the section entitled “Executive Compensation—ZimVie’s Anticipated Executive Compensation Programs—2022 Stock Incentive Plan.” Such information is incorporated by reference in this Item 5.02.

Non-Employee Directors’ Stock Plan

The purpose of the Non-Employee Directors’ Stock Plan is to provide the incentive inherent in increased ownership of shares of Company common stock by members of the Board who are not employees of the Company. The Non-Employee Directors’ Stock Plan provides for awards of restricted stock, RSUs and/or stock options. The aggregate number of shares of Company common stock that may be issued under the Non-Employee Directors’ Stock Plan will not exceed 400,000 shares, subject to adjustment. The sum of the grant date fair value of all awards payable in shares of Company common stock and the maximum cash value of any other award granted under the Non-Employee Directors’ Stock Plan to an individual, together with cash compensation paid to such director, during any calendar year will not exceed $700,000.

Deferred Compensation Plan for Non-Employee Directors

Pursuant to the Deferred Compensation Plan, the Company will award each non-employee director deferred share units (“DSUs”) annually with an initial value based on the price of Company common stock on that date. The Company will require that these annual DSU awards be credited to a deferred compensation account under the provisions of the Deferred Compensation Plan. DSUs will represent an unfunded, unsecured right to receive shares of Company common stock or the equivalent value in cash, and the value of DSUs will vary directly with the price of Company common stock. The Company will also require that 50% of a director’s annual cash retainer be deferred and credited to his or her deferred compensation account in the form of DSUs with an initial value equal to the amount of fees deferred until the director holds a total of at least 5,000 DSUs. Non-employee directors may elect to defer receipt of compensation in excess of their mandatory deferral and annual DSU award. Elective deferrals will be credited to the director’s deferred compensation account in the form of either treasury units, dollar units or DSUs with an initial value equal to the amount of fees deferred. Additional information regarding the Deferred Compensation Plan can be found in the Information Statement under the section entitled “Director Compensation—Equity-Based Compensation and Mandatory Referrals.” Such information is incorporated by reference in this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Separation and the Distribution, on February 28, 2022, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws became effective. A summary of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is included in the Information Statement under the section entitled “Description of Our Capital Stock.” Such information is incorporated by reference in this Item 5.03. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Company’s Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 5.03.

Item 8.01 Other Events.

On March 1, 2022, the Company issued a press release announcing the completion of the Distribution. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

3.1	Amended and Restated Certificate of Incorporation of ZimVie Inc.

3.2	Amended and Restated Bylaws of ZimVie Inc.

10.1	Tax Matters Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.2	Employee Matters Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.3	Transition Services Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.4	Intellectual Property Matters Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.5	Stockholder and Registration Rights Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.6	Transition Manufacturing and Supply Agreement, dated as of March 1, 2022, by and between Zimmer Inc. and ZimVie Inc.

10.7	Reverse Transition Manufacturing and Supply Agreement, dated as of March 1, 2022, by and between Zimmer Inc. and ZimVie Inc.

10.8	Transitional Trademark License Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.9	Credit Agreement, dated as of December 17, 2021, by and among ZimVie Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent and syndication agent, and the lenders and issuing banks named therein (incorporated by reference to Exhibit 10.18 of the Company’s Amendment No. 1 to Form 10 Registration Statement filed with the SEC on February 2, 2022).

10.10	ZimVie Inc. 2022 Stock Incentive Plan (incorporated by reference to Exhibit 4.3 of the Company’s Form S-8 Registration Statement (Registration No. 333-263069) filed with the SEC on February 28, 2022).

10.11	ZimVie Inc. Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 4.4 of the Company’s Form S-8 Registration Statement (Registration No. 333-263069) filed with the SEC on February 28, 2022).

10.12	ZimVie Inc. Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 4.5 of the Company’s Form S-8 Registration Statement (Registration No. 333-263069) filed with the SEC on February 28, 2022).

99.1	Press release, dated as of March 1, 2022, announcing completion of the Separation and the Distribution.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 1, 2022

ZIMVIE INC.

By:	/s/ Heather Kidwell
Name:	Heather Kidwell
Title:	Senior Vice President, Chief Legal and Compliance Officer and Corporate Secretary